CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this amendment No. 2 to the Registration Statement on Form SB-2 for Health Builders International, Inc., of our report dated July 23, 1996, relating to the July 17, 1996 financial statements of Health Builders International, Inc, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 4, 1996